EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Becton, Dickinson and Company of our reports dated November 17, 2008, with respect to the consolidated financial statements of Becton, Dickinson and Company and the effectiveness of internal control over financial reporting of Becton, Dickinson and Company, included in the 2008 Annual Report to Shareholders of Becton, Dickinson and Company.

Our audits also included the financial statement schedule of Becton, Dickinson and Company listed in Item 15(b). This schedule is the responsibility of Becton, Dickinson and Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is November 17, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Form S-8 Nos. 33-23055, 33-33791, 33-53375, 33-58367, 33-64115, 333-11885, 333-16091, 333-46089, 333-59238, 333-108052, 333-118235 and 333-147594 of Becton, Dickinson and Company, and,

(2)	Registration Statement Form S-3 Nos. 333-23559, 333-38193, 333-104019 and 333-134143 of Becton, Dickinson and Company;

of our report dated November 17, 2008, with respect to the consolidated financial statements of Becton, Dickinson and Company incorporated herein by reference, our report dated November 17, 2008, with respect to the effectiveness of internal control over financial reporting of Becton, Dickinson and Company, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Becton, Dickinson and Company included in this Annual Report (Form 10-K) of Becton, Dickinson and Company for the year ended September 30, 2008.

/s/ Ernst & Young, LLP
New York, New York
November 20, 2008